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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

     We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed and on behalf of each of us.

November 27, 2000                  MANHATTAN ACQUISITION CORP.


                                   By:   /s/ Harold O. Rosser
                                      ------------------------------------
                                      Name:  Harold O. Rosser
                                      Title: President


                                   BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

                                   By:  BRSE, L.L.C., its general partner


                                   By:   /s/ Harold O. Rosser
                                      ------------------------------------
                                      Name:  Harold O. Rosser
                                      Title: Managing Director